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                                                                     Exhibit 4.4

                                  GEO SUB CORP.

                     $150,000,000 11% SENIOR NOTES DUE 2012

                  JOINDER TO THE REGISTRATION RIGHTS AGREEMENT

                                                                    May 18, 2004


UBS Securities LLC
Jefferies & Company, Inc.
c/o UBS Securities LLC
299 Park Avenue
NewYork, NewYork 10171

Ladies and Gentlemen:

     Reference is made to the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") dated May 18, 2004, among GEO Sub Corp., a Delaware corporation (the "ISSUER"), UBS Securities LLC as the Representative (the "REPRESENTATIVE") of the Initial Purchasers named therein (the "INITIAL PURCHASERS"), and after the Merger (as defined therein), Gundle/SLT Environmental, Inc., a Delaware corporation (the "COMPANY"), and the Guarantors named therein, concerning the purchase of the Notes from the Issuer by the Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. This is the agreement referred to in Section 10(m) of the Registration Rights Agreement.

     The Company and each of the Guarantors agree that this letter agreement is being executed and delivered in connection with the issuance and sale of the Notes pursuant to the Purchase Agreement and to induce the Initial Purchasers to purchase the Notes thereunder and is being executed concurrently with the consummation of the Merger.

     1. JOINDER. The Company and each of the Guarantors hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if the Company and the Guarantors executed the Registration Rights Agreement on the date thereof.

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTORS. Each of the Company and the Guarantors represents and warrants to, and agrees with, the Initial Purchasers on and as of the date hereof that such party has all requisite power and authority (corporate or otherwise) to execute and deliver this letter agreement and all requisite power and authority (corporate or otherwise) required to be taken for the due and proper authorization, execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by such party.

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     3.   GOVERNING LAW. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

     4. COUNTERPARTS. This letter agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     5. AMENDMENTS. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     6. HEADINGS. The headings herein are inserted for the convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                        2
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     If the foregoing is in accordance with your understanding of this letter agreement, kindly sign and return to us a counterpart thereof, whereupon this instrument will become a binding agreement among the Company, the Guarantors and the Initial Purchasers in accordance with its terms.

                  Very truly yours,

                  GUNDLE/SLT ENVIRONMENTAL, INC.


                  By: /s/ SAMIR T. BADAWI
                     ---------------------------------------------------
                     Name:  Samir T. Badawi
                     Title: President


                  GSE LINING TECHNOLOGY, INC.


                  By: /s/ ROGER J. KLATT
                     ---------------------------------------------------
                     Name:  Roger J. Klatt
                     Title: Executive Vice President and
                            Chief Financial Officer


                  GSE INTERNATIONAL, INC.


                  By: /s/ ROGER J. KLATT
                     ---------------------------------------------------
                     Name:  Roger J. Klatt
                     Title: Executive Vice President and
                            Chief Financial Officer


                  GSE CLAY LINING TECHNOLOGY CO.


                  By: /s/ C. WAYNE CASE
                     ---------------------------------------------------
                     Name:  C. Wayne Case
                     Title: Authorized Signatory


Signature Page to the Joinder of the Registration Rights Agreement

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ACCEPTED AND AGREED TO:

UBS SECURITIES LLC
Acting on behalf of itself and as the
Representative of the Initial Purchasers

By: /s/ JOSE BRIONES
   ------------------------------------
   Name:  Jose Briones
   Title: Managing Director


By: /s/ KYUN PARK
   ------------------------------------
   Name:  Kyun Park
   Title: Director


Signature Page to the Joinder of the Registration Rights Agreement